EXHIBIT 10.34


                        ADMINISTRATIVE SERVICES AGREEMENT

      This Administrative Services Agreement is entered into this 22 day of February, 2003 by and between iVoice, Inc., a Delaware corporation ("iVoice"), and iVoice Acquisition 1, Inc., a Delaware corporation (the "Company").

      The Company is a wholly owned subsidiary of iVoice and has relied since its inception upon various administrative services provided by iVoice. The Company and iVoice have filed a draft Information Statement and Form 10-SB (collectively, the "Information Statement"), under the Securities Exchange Act of 1934 relating to the distribution by iVoice of all of the capital stock of the Company. Upon the effectiveness of the Information Statement and the consummation of the transactions contemplated thereby, iVoice will own none of the outstanding capital stock of the Company.

      The Company desires to engage iVoice to continue after the closing to provide certain administrative services hereinafter described (the "Services"), and iVoice desires to provide the Services, on the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

      1. Services

         1.1 During the term of this Agreement, iVoice shall provide the following Services to the Company, for the Reminder Software only :

             (a) Inventory purchasing services comprised of processing purchase orders submitted by the Company for components and supplies in the manner heretofore ordered through iVoice's purchasing department and, in connection therewith, negotiating prices, expediting deliveries and administering subcontracts;

             (b) Material and inventory control, including incoming inspection, segregated storage, issuance of inventory items upon request from Company personnel, maintenance of the Company's inventory in an orderly fashion and issuance of itemized inventory status reports on a weekly basis;

             (c) Building rent (sublease of space) and maintenance, including janitorial services forr the premises leased by the Company from iVoice;

             (d) Personnel administrative services, including referral services and background investigations for employment candidates upon request from the Company, payroll processing and benefit plan administration;

             (e) Electronic data processing services, including billing and collection services and management and financial reporting services comprised of monthly cash

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flow statements, profit and loss statements, profit reports by shop order, inventory analysis reports and analysis reports for corporate overhead and general and administrative expenses on a monthly and cumulative basis, to be furnished within 20 days after the close of each month during the term of this Agreement; and

             (f) Contract administration and assistance at the request of the Company in contract negotiations.

             (g) Source code management for of product, including, technical support, build code for installation, training of new clients, installation of new clients, and ongoing telephone and remote support of clients.

         1.2 iVoice shall perform the Services in a timely and efficient manner, in accordance with all applicable laws, regulations and ordinances, and shall assign to each of the Services substantially the same priority as assigned to services of like category performed in its own operations.

      2. Term
         ----

         2.1 The term of this Agreement shall commence at the date of the closing, the consummation of which shall be a condition precedent to the effectiveness hereof, and shall continue until the first anniversary thereof, unless earlier terminated or extended in accordance with the provisions of this
Section 2.

         2.2 The term of this Agreement may be extended for up to two additional one-year periods upon written notice from the Company at least 30 days prior to the scheduled expiration thereof.

         2.3 This Agreement may be terminated, and any one or more of the Services may be reduced in scope or eliminated in its entirety, at any time during the term hereof upon 90 days' prior written notice from the Company.

      3. Fees
         ----

         3.1 In consideration for the Services, the Company shall pay to iVoice during the term of this Agreement an administrative services fee (the "Service Fee") at the rate of $95,000.00 per annum during the initial year of the term, $95,000.00 per annum during the second year of the term and $95,000.00 per annum during the third year of the term, if extended, payable in equal monthly installments within 10 days after the end of each month during the term. iVoice represents and warrants to the Company that the Services Fee reflects actual historical expenditures for like services properly allocated by iVoice to the conduct of the business and operations of the Company during the two most recent fiscal years of the Company and iVoice (the "Expense Allocation"), adjusted for the second and third years of the term, if extended, to reflect historical increased in the cost of such services.


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         3.2 In the event that the Company elects to reduce the scope of one or more Services or eliminates one or more Services in its entirety, the Services Fees shall be reduced to reflect the reduction or elimination of those Services, based upon the corresponding portion or portions of the Expense Allocation attributable thereto, from and after the effective date thereof.

      4. Obligations and Relationship
         ----------------------------

      Both parties to this Agreement shall at all times act as independent contractors and, notwithstanding anything contained herein, the relationship established hereunder between the parties shall not be construed as a partnership, joint venture or other form of joint enterprise. Except as expressly authorized by a party hereto, no party shall be authorized to make any representations or to create or assume any obligation or liability in respect of or on behalf of the other party, and this Agreement shall not be construed or constituting either party or the agent of the other party.

      5. Limited Liability; Indemnification
         ----------------------------------

         5.1 iVoice shall not be liable to the Company for any loss, claim, expense or damage, including indirect, special, consequential or exemplary damages, for any act or omission performed or omitted by it hereunder so long as its act or omission does not constitute fraud, bad faith or gross negligence. iVoice shall not be liable to the Company for the consequences of any failure or delay in performing any Services if the failure shall be caused by labor disputes, strikes or other events or circumstances beyond its control and it shall have provided prompt notice to the Company of its inability to perform Services and the reason therefor.

         5.2 In any action, suit or proceeding (other than an action by or in the right of the Company) to which iVoice or any agent or employee of iVoice performing Services hereunder (an "Indemnitee") was or is a party by reason of his or its performance or non-performance of Services, the Company shall indemnify the Indemnitee and hold the Indemnitee harmless from and against expenses, judgments, fines and amounts paid (with the consent of the Company) in settlement actually and reasonably incurred by the Indemnity in connection therewith if the Indemnity acted in good faith and provided that the Indemnitee's conduct does not constitute negligence or misconduct.

      6. Confidentiality
         ---------------

      Any and all information obtained by iVoice in connection with the Services contemplated by this Agreement shall be held in the strictest confidence and not disclosed to any other person without the prior written consent of the Company.

      7. Notices
         -------

      All notices and other communications permitted or required hereunder shall be in writing and shall be deemed given when delivered by hand to an officer of either party.


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      8. Binding Effect
         --------------

      This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.

      9. No Third Party Beneficiaries
         ----------------------------

      This Agreement is solely for the benefit of the parties hereto and shall not confer upon third parties and remedy, claim, cause of action or other right in addition to those existing without reference to this Agreement.

      10. Entire Agreement
          ----------------

      This Agreement constitutes the entire agreement between the parties with respect to the subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to those matters.

      11. Assignment; Amendment; Waiver
          -----------------------------

      This Agreement is not assignable. Neither the rights nor the duties arising hereunder may be assigned or delegated. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      12. Governing Law
          -------------

      This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

      13. Headings
          --------

      The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.




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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                          IVOICE, INC.



                                          By: /s/ Jerry Mahone
                                             -----------------------
                                             Jerry Mahoney
                                             President


                                          IVOICE ACQUISITION 1, INC.



                                          By: /s/ Jerry Mahoney
                                             -----------------------
                                             Jerry Mahoney
                                             Chairman



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